                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           LONE STAR INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[LONE STAR LOGO]

                                                        300 First Stamford Place
                                                                 P.O. Box 120014
                                                         Stamford, CT 06912-0014
                                                                    203-969-8600

                                                                   April 1, 1996

Dear Stockholder,

     On behalf of the Lone Star Board of Directors, I cordially invite you to attend the Company's 1996 Annual Meeting of Stockholders to be held on Thursday, May 16, 1996, commencing at 10:00 a.m. in the Marie Cole Auditorium of The Greenwich Library in Greenwich, Connecticut.

     The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting and Proxy Statement.

     Your vote is important, regardless of the number of shares that you own. I urge you to read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible, even if you currently plan to attend the meeting. Returning the enclosed proxy card will not prevent you from voting in person, but will assure that your vote is counted.

                                          Sincerely,

                                          /s/ David W. Wallace
                                          --------------------------
                                          David W. Wallace
                                          Chairman of the Board and
                                          Chief Executive Officer

                                [LONE STAR LOGO]

                           LONE STAR INDUSTRIES, INC.
                            300 FIRST STAMFORD PLACE
                                P. O. BOX 120014
                            STAMFORD, CT 06912-0014

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The Annual Meeting of Stockholders of Lone Star Industries, Inc., a Delaware corporation, will be held on Thursday, May 16, 1996, at 10:00 a.m. in the Marie Cole Auditorium of The Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut 06830 for the following purposes:

Proposal 1.  To elect three directors for a three-year term ending in 1999.

Proposal 2.  To approve the Lone Star Industries, Inc. 1996 Long Term Incentive
             Plan.

Proposal 3.  To approve the Voluntary Deferred Compensation Plan for
             Non-Employee Directors.

Proposal 4.  To ratify the appointment by the board of directors of Coopers &
             Lybrand L.L.P. as auditors of the Company for 1996.

Proposal 5.  To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on March 29, 1996, will be entitled to vote at the meeting and at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          JAMES W. LANGHAM
                                          Vice President, General
                                          Counsel and Secretary

April 1, 1996

                                   IMPORTANT

     IF YOU CANNOT ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                [LONE STAR LOGO]

                           LONE STAR INDUSTRIES, INC.
                            300 FIRST STAMFORD PLACE
                                P. O. BOX 120014
                            STAMFORD, CT 06912-0014
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 1996

     The enclosed proxy is solicited on behalf of the board of directors of Lone Star Industries, Inc. ("Lone Star" or the "Company") in connection with the annual meeting of stockholders to be held on Thursday, May 16, 1996, and is being mailed to you on or about April 1, 1996. Only stockholders of record at the close of business on March 29, 1996 will be entitled to notice of and to vote at this meeting. As of that date, the Company had outstanding 11,477,616 shares of common stock, each share entitled to one vote on all proposals. Neither the certificate of incorporation nor the by-laws of the Company provide for cumulative voting of stock.

     Directors are elected by plurality vote. The affirmative vote of a majority of those shares of common stock represented and entitled to vote at the meeting is required for approval of Proposals 2, 3 and 4. Both abstentions and broker non-votes are counted for purposes of determining the presence or absence at the annual meeting of a quorum for the transaction of business, but shares represented by broker non-votes on a matter submitted to stockholders are not considered present and entitled to vote on that matter. Consequently, only abstentions will have the effect of a vote against Proposals 2, 3 and 4.

     A stockholder executing and returning a proxy in the accompanying form has the power to revoke such proxy by written notice to the Secretary of Lone Star prior to the meeting or by attending the meeting and voting in person. All proxies properly executed and returned to Lone Star will be voted at the meeting. Proxies may be solicited by mail, telephone, telecopy or personally by directors, officers and other employees of the Company and by Morrow & Co., 909 Third Avenue, 20th Floor, New York, New York 10022, which has been engaged for a fee of $7,500 plus expenses for this purpose. The cost of soliciting proxies will be borne by the Company.

PROPOSAL 1. ELECTION OF DIRECTORS

     Lone Star's restated certificate of incorporation provides for the division of the board of directors into three classes with the directors in each class serving for a term of three years. Each class of directors consists, as nearly as possible, of one third of the number of directors constituting the entire board of directors.

     Since the terms of the directors of Class III expire at the 1996 annual meeting, three Class III directors are to be elected to serve until the 1999 annual meeting and until their successors are elected and qualified. While the board of directors has no reason to believe that any of the named nominees is unavailable or will not serve if elected, if either occurs the proxies will be voted for a substituted nominee selected by the board of directors or, at its option, the board may reduce the number of its members.

NOMINEES FOR DIRECTOR (CLASS III)

     Theodore F. Brophy, 73, has been a director since 1992 and is a member of the Executive and Audit Committees of the board. He is a consultant and director of various companies. Until May 1988, Mr. Brophy was Chairman and Chief Executive Officer of GTE Corporation, a telecommunications company. In 1988, he was Chairman, United States Delegation to the World Administrative Conference on Space Communications. Mr. Brophy is also a director of Transcell Technologies Inc.

     Robert G. Schwartz, 68, has been a director since 1994 and is a member of the Executive and Compensation and Stock Option Committees of the board. Mr. Schwartz retired as Chairman of the Board of Directors, President and Chief Executive Officer of the Metropolitan Life Insurance Company in 1993, having held these positions since 1989. He has continued as a director of the Metropolitan Life Insurance Company, and is also a director of CS First Boston, Inc., COMSAT Corporation, Lowe's Companies, Inc., Mobil Corporation, Potlatch Corporation and The Reader's Digest Association, Inc., and a member of the Board of Trustees of the Consolidated Edison Company of New York. Mr. Schwartz is a member of the Business Council and a Trustee of the Committee for Economic Development.

     Jack R. Wentworth, 67, has been a director since 1992 and is Chairman of the Compensation and Stock Option Committee of the board. From 1984 to 1993, he was Dean of the Graduate School of Business and is now Arthur M. Weimer Professor of Business Administration at Indiana University. Professor Wentworth is also a director of Kimball International, Inc., Market Facts, Inc. and Bank One Bloomington N.A.

CONTINUING DIRECTORS -- TERM TO EXPIRE 1997 (CLASS I)

     Arthur B. Newman, 52, has been a director since 1994 and is a member of the Audit Committee of the board. He is a member of Blackstone Group Holdings L.L.C. ("Blackstone") pursuant to a pending reorganization of Blackstone Group Holdings L.P. effective March 1, 1996. Blackstone is a private investment banking firm. Prior to joining Blackstone in May 1991, Mr. Newman was a Managing Director and head of the Restructuring and Reorganization Group of Chemical Bank from August 1989, and prior thereto was a Senior Partner at Ernst & Young.

     Allen E. Puckett, 76, has been a director since 1976 and is Chairman of the Audit Committee of the board. Since April 1987, he has been Chairman Emeritus of Hughes Aircraft Company, a manufacturer of aerospace and missile systems, data processing systems and industrial electronics equipment. From 1978 to 1987, he was Chairman of the Board and Chief Executive Officer of Hughes Aircraft Company. Dr. Puckett is also a director of the University of Southern California, the Museum of Flying and the Center for Russian and Eurasian Studies.

     David W. Wallace, 72, has been a director since 1970 and has served as Chairman of the Board and Chief Executive Officer of Lone Star since January 1991. He is also Chairman of the Executive Committee of the board. Mr. Wallace was Chairman of the Board and Chief Executive Officer of Todd Shipyards Corporation during the pendency of its Chapter 11 Bankruptcy case which began in 1987 and ended with approval of a plan of reorganization in late 1990. Prior to July 1984, he was Chairman of the Board and President, Bangor Punta Corporation, a diversified company whose operations included general aviation aircraft and law enforcement equipment. Mr. Wallace was also Chairman of the Board of National Securities & Research Corporation, an advisor to a family of eleven mutual funds, from 1988 to 1993, and until late 1995, he was Chairman of the Board of The Putnam Trust Company and FECO Engineered Systems, Inc., a manufacturer and engineer of high technology industrial ovens. Mr. Wallace is a director of Zurn Industries, Inc., The Northstar Mutual Fund, a family of mutual funds, and The Emigrant Savings Bank.

CONTINUING DIRECTORS -- TERM TO EXPIRE 1998 (CLASS II)

     James E. Bacon, 65, has been a director since 1992 and is a member of the Executive, Audit and Compensation and Stock Option Committees of the board. He is a private investor and consultant. From 1986 to 1990, he was Executive Vice President and a Director of United States Trust Company, a bank holding company, and a Trustee of United States Trust Company of New York. Mr. Bacon was also a director of Todd Shipyards Corporation from September 1991 to June 1992 and a director of Prime Hospitality Corp. from July 1992 to January 1994. He is a director of Accuhealth, Inc., a trustee of Nuveen Select Tax-Free Income Portfolios and was a trustee of the Federation of Protestant Welfare Agencies (N.Y.) from 1989 to 1995.

     William M. Troutman, 55, has been a director since 1992 and is a member of the Executive Committee of the board. Since 1986, he has been President and Chief Operating Officer of Lone Star.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board has standing Audit, Compensation and Stock Option and Executive Committees.

     The functions of the Audit Committee are to recommend the principal auditors of Lone Star, to consult with the principal auditors with regard to the plan of audit, to review the report of audit and the accompanying management letter, to consult with the principal auditors with regard to the adequacy of internal controls, and to consult with Lone Star's internal auditors on the above matters.

     The functions of the Compensation and Stock Option Committee are to approve compensation arrangements for senior management and to approve and recommend to the board of directors the adoption of any compensation plans in which officers and directors are eligible to participate, and to grant stock options or other benefits under these plans.

     The Executive Committee is empowered to exercise all of the authority of the board of directors, except that it does not have the power to rescind any action previously taken by the board of directors or to take certain actions enumerated in the Company's by-laws (such as amending the Company's certificate of incorporation, changing the Company's dividend policy or adopting an agreement of merger or consolidation).

     Lone Star has no nominating committee of the board of directors or committee of the board performing a similar function.

MEETINGS OF THE BOARD AND COMMITTEES

     Six meetings of the board of directors, two meetings of the Audit Committee, five meetings of the Compensation and Stock Option Committee and one meeting of the Executive Committee were held during 1995. During 1995, each of the directors of the Company attended at least 75% of the aggregate number of meetings of the board and committees of the board on which he served.

                             EXECUTIVE COMPENSATION

     The following table shows, for the three fiscal years ended December 31, 1995, the compensation paid by the Company to its Chief Executive Officer and four other most highly paid executive officers.

SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                            ---------------------------------
                                              ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                       ----------------------------------   -----------------------   -------
                                                                 (e)                        (g)
                                                                OTHER          (f)       SECURITIES                 (i)
             (a)                                                ANNUAL      RESTRICTED   UNDERLYING     (h)      ALL OTHER
           NAME AND              (b)     (c)        (d)      COMPENSATION     STOCK       OPTIONS/     LTIP     COMPENSATION
      PRINCIPAL POSITION        YEAR    SALARY    BONUS(1)       (2)         AWARD(S)       SARS      PAYOUTS       (3)
- ------------------------------  -----  --------   --------   ------------   ----------   ----------   -------   ------------
David W. Wallace..............  1995   $150,000   $     --     --             --                --     --          $6,000
  Chairman of the Board         1994    200,000    600,000     --             --           125,000     --           3,000
  and Chief Executive Officer   1993    250,000         --     --             --                --     --           2,249
William M. Troutman...........  1995    275,000         --     --             --                --     --           9,125
  President and Chief           1994    300,000    360,000     --             --           125,000     --           3,625
  Operating Officer             1993    325,000         --     --             --                --     --           2,249
John J. Martin................  1995    200,000         --     --             --                --     --           4,313
  Senior Vice President         1994    225,000    200,000     --             --            25,000     --           2,250
  and President of Rosebud      1993    250,000         --     --             --                --     --           2,249
  Holdings, Inc.
Roger J. Campbell.............  1995    170,000         --     --             --                --     --           6,259
  Vice President -              1994    170,000    185,000     --             --            75,000     --           2,597
  Cement Operations             1993    170,000         --     --             --                --     --           2,249
Pasquale P. Diccianni.........  1995    165,000         --     --             --                --     --           2,310
  Vice President -- Aggregate   1994    165,000     82,500     --             --            25,000     --           2,310
  Operations                    1993    165,000         --     --             --                --     --           2,248

- ---------------
(1) The bonuses paid in 1994 were in recognition of the significant contribution of the executive officers to the Company's reorganization and were either specifically approved by, or were awarded pursuant to the Company's Separation and Retention Plan approved by, the board of directors and the Bankruptcy Court supervising the Company's reorganization proceedings.

(2) Perquisites and other personal benefits were less than either $50,000 or 10% of the total annual salary and bonus for 1993, 1994 and 1995 for each of the named executive officers.

(3) Consists of contributions by the Company on behalf of the named executive officers under the Savings Plan for Salaried Employees and the Employees Stock Purchase Plan.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     Effective February 1, 1996, the Company entered into an employment agreement with each of David W. Wallace and William M. Troutman. Pursuant to their respective agreements, Mr. Wallace is Chairman and Chief Executive Officer of the Company at an annual salary of $150,000 and Mr. Troutman is President and Chief Operating Officer of the Company at an annual salary of $275,000. Each of these employment agreements runs through July 31, 1998 and, thereafter, renews for successive two-year terms unless terminated at the end of the then current term by either the Company or the executive on at least six months prior notice (in which case, if terminated by the Company, the executive receives one year's salary as severance pay). Upon a "change in control", as defined in his agreement, each of Messrs. Wallace and Troutman may terminate his employment and receive severance pay equal to two and one-half years' salary and receive medical and certain other benefits during this severance period. The agreements require the Company to establish a grantor trust to fulfill its financial obligations under the agreements (such trust to be funded upon a change of control) and to provide the executives litigation insurance policies in the amount of $250,000 to cover litigation costs, if any, incurred in connection with enforcing these agreements.

     Effective July 1, 1994, the Company entered into a two-year employment agreement with John J. Martin. Pursuant to this agreement, Mr. Martin is Senior Vice President of the Company and President of Rosebud Holdings, Inc., a liquidating subsidiary of the Company ("Rosebud"), at an annual salary of $200,000.

     The Company has entered into change of control agreements with Roger J. Campbell and certain other executive officers not named in the Summary Compensation Table. Pursuant to these agreements, the officer is entitled to severance in the amount of two and one-half years' base salary in the event his employment is not continued on a substantially equivalent basis for a year following a change of control, or if for any reason he elects to terminate his employment during a thirty-day period commencing on the first anniversary of the change of control. The officers also will be entitled to medical and certain other benefits for the two and one-half year period. The agreements, which remain in effect until December 31, 1999, require the Company to establish a grantor trust to fulfill its financial obligations under the agreements (such trust to be funded upon a change of control) and also to provide the executive officers litigation insurance policies in the amount of $100,000 to cover litigation costs, if any, incurred in connection with enforcing these agreements. The Company also has entered into an agreement with Mr. Diccianni, which remains in effect until July 1, 1996 and provides that he will be entitled to severance equal to one year's base salary in the event of termination of his employment as a result of the occurrence of certain events following a sale of the Company's subsidiary, New York Trap Rock Corporation, and that he is entitled to medical and certain other benefits during this one-year period. Mr. Diccianni is also entitled to the litigation insurance provided for in the other change of control agreements.

     Mr. Troutman is entitled to receive annual retirement benefits at age 65 which amount to the sum of the annual retirements benefits paid to him pursuant to the Salaried Employees Pension Plan and the annual payments to which he is entitled under an annuity purchased by Lone Star for Mr. Troutman in 1989, and in no event less than $225,000. If Mr. Troutman ceases full-time employment with the Company prior to age 62, he may elect to receive his retirement benefits reduced by 5% for each year before age 62. Thereafter, there will be no reduction. If Mr. Troutman is disabled at any time, the retirement benefits commence immediately. Upon his death, the retirement benefits will be paid to his spouse until her death.

     Upon retirement, Messrs. Wallace, Troutman and Martin, and their respective spouses, will be entitled to full payment for certain medical services and expenses pursuant to agreements between each of them and the Company. These medical benefit payments are to be reduced by an annual deductible of $1,000 prior to age 65 and $750 thereafter, with a lifetime benefit limit for each person of $1.0 million. Upon retirement, Lone Star will also provide Messrs. Wallace, Troutman and Martin retiree life insurance on the same basis as that presently in effect for Lone Star's salaried retirees. A policy has been purchased by the Company to insure that Messrs. Wallace and Troutman's medical and life insurance will continue in effect upon the termination of their service. Mr. Martin also will be provided retirement benefits pursuant to an annuity purchased for him in 1989.

ROSEBUD PLAN

     Rosebud and its subsidiaries were formed during the Company's reorganization to liquidate certain assets and to use the proceeds from such assets to repay an initial $138.1 million of 10% Asset Proceeds Notes due 1997. At February 29, 1996, there remained outstanding $4.4 million of such notes and Rosebud and its subsidiaries had remaining assets consisting of unimproved property located in Louisiana, Massachusetts, Oregon, Texas and Virginia, net available cash in the amount of approximately $2.4 million, and a secured promissory note in the principal amount of $0.3 million. In order to ensure that the values obtained for Rosebud's assets were maximized, in early 1994 Lone Star established the Lone Star Industries, Inc. Rosebud Incentive Plan ("Rosebud Plan"), which provides that after payment of the Asset Proceeds Notes in full, a pool of 20% of the net proceeds from remaining Rosebud asset dispositions will be available for distribution to individuals who are key employees of the Company on the date of distribution. The Rosebud Plan was approved by the Bankruptcy Court in connection with the Company's emergence from bankruptcy in 1994. The aggregate amount of all such distributions may not exceed $5.0 million, and no individual may receive more than 15% of the aggregate distributions. Distributions under the Rosebud Plan are to be made in the discretion of the Compensation and Stock Option Committee, and to date no decisions in this regard have been made. Mr. Wallace is not eligible to participate in the Rosebud Plan.

DIRECTORS' COMPENSATION

     During 1995, all directors other than Messrs. Wallace and Troutman were compensated for their services at an annual rate of $20,000 (the "Annual Retainer") plus $1,000 for each board and board committee meeting attended. Non-employee directors also are provided $100,000 of life insurance, and if they leave service as a director after having served a minimum of five years, are entitled to continued life insurance and they (or their estates) are entitled to annual payments of $15,000 for 10 years from the date of leaving service (the "Director Deferred Compensation"). Having served as a director for five years prior to becoming an employee of Lone Star, Mr. Wallace is entitled to the Director Deferred Compensation and the continuation of his life insurance.

     The Company's Directors Stock Option Plan, established in 1994 with stockholder approval, provides for the grant to non-employee directors of options to purchase up to 50,000 shares of common stock, subject to adjustment under certain circumstances. Each year during the term of the plan, each eligible director automatically is granted a ten-year option to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. All of such options vest six months from the date of grant. The plan is administered by the board of directors and expires on March 10, 2004. Pursuant to this plan, each non-employee director was granted an option on each of June 10, 1994 and May 31, 1995.

     To place an emphasis on stock-based compensation of directors, Lone Star is requesting stockholder approval of a change in the manner of paying the Annual Retainer as described in Proposal 3 in this Proxy Statement. Commencing January 1, 1996, non-employee directors will receive $2,500 annually for any board committee they chair.

STOCK OPTIONS

     In 1994 the Company established the Management Stock Option Plan (the "1994 Plan") which provides for the issuance of incentive and non-qualified stock options to purchase up to 700,000 shares of common stock, subject to adjustment under certain circumstances, to officers and other key management employees chosen by the Compensation and Stock Option Committee. Pursuant to the 1994 Plan, the per share exercise price of an option will not be less than the fair market value of a share of common stock on the date of grant, and all such options expire 10 years from the date of grant. The 1994 Plan terminates on March 10, 2004. All options under the 1994 Plan have been granted, and consistent with the Company's view that its executive officers' compensation should be dependent on value created for its stockholders, the Company is seeking approval of a new stock option plan described in Proposal 2.

     The following table provides certain information on stock option exercises during the fiscal year ended December 31, 1995 and option holdings as of that date by executive officers named in the Summary Compensation Table.

                                                         NUMBER OF SECURITIES                VALUE OF
                                                        UNDERLYING UNEXERCISED              UNEXERCISED
                           NUMBER OF                          OPTIONS AT               IN-THE-MONEY OPTIONS
                             SHARES                         FISCAL YEAR-END           AT FISCAL YEAR END (1)
                          ACQUIRED ON       VALUE     ---------------------------   ---------------------------
          NAME              EXERCISE       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------  ------------     --------   -----------   -------------   -----------   -------------
David W. Wallace........     76,504(2)     $220,101      48,496             --      $   466,774     $      --
William M. Troutman.....         --              --     125,000             --        1,203,125            --
John J. Martin..........        681           4,086      12,327         11,992          118,647       115,423
Roger J. Campbell.......         --              --      37,500         37,500          360,938       360,938
Pasquale P. Diccianni...         --              --      12,500         12,500          120,312       120,312

- ---------------
(1) The closing price of a share of common stock on the New York Stock Exchange for the last trading day of 1995 was $25.00.

(2) On January 4, 1995, Mr. Wallace transferred options to purchase 70,000 shares of common stock to his wife, who exercised the options.

PENSION PLAN

     The following table shows the estimated annual benefit payable upon retirement to persons in specified compensation and years of credited service classifications under the Salaried Employees Pension Plan:

                             ESTIMATED ANNUAL PENSION BENEFIT PAYABLE AT NORMAL RETIREMENT
                                   ASSUMING THE FOLLOWING YEARS OF CREDITED SERVICE
  ASSUMED AVERAGE       -----------------------------------------------------------------------
ANNUAL COMPENSATION       10          15           20           25           30           35
- -------------------     -------     -------     --------     --------     --------     --------
     $ 125,000          $17,700     $26,600     $ 35,500     $ 44,300     $ 53,200     $ 62,400
       150,000           21,700      32,600       43,400       54,300       65,100       76,300
       175,000           25,700      38,500       51,400       64,200       77,100       90,300
       200,000           29,700      44,500       59,300       74,200       89,000      104,200
       250,000           37,600      56,400       75,200       94,000      112,900      132,000
       300,000           45,600      68,400       91,100      113,900      136,700      159,900
       350,000           53,500      80,300      107,100      133,800      160,600      187,700
       400,000           61,500      92,200      123,000      153,700      184,500      215,600

     The compensation covered by the Salaried Employees Pension Plan includes base pay, subject to ERISA limitations of $235,840 for 1993 and $150,000 for 1994 and later years. Base pay is shown in column (c) of the Summary Compensation Table. Pension benefits for compensation in excess of $150,000 is provided for by a non-qualified plan for certain executive officers including Roger J. Campbell and Pasquale P. Diccianni.

     The years of Credited Service for David W. Wallace, William M. Troutman, John J. Martin, Roger J. Campbell and Pasquale P. Diccianni are 5, 13, 16, 10 and 30, respectively.

     The qualified plan benefits are payable for the lifetime of the individuals. The benefits shown are payable without reduction at age 62 or later, and are not subject to any deductions or offsets. However, ERISA currently limits benefits payable at age 65 to $120,000 for 1995 and $120,000 for 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lone Star provides indemnification to its officers and directors pursuant to the Company's certificate of incorporation, by-laws and certain agreements. The Company also provides directors and officers insurance.

     Mr. Arthur B. Newman, a director of the Company, is a member of Blackstone, an affiliate of which from time to time provides investment banking services to the Company. An affiliate of Blackstone owns 90.9% of Great Lakes Dredge and Dock Corporation, an affiliate of which provides barge towing services to the Company's subsidiary, New York Trap Rock. The Company believes that its negotiations with Great Lakes Towing is on an arms' length basis. The current agreement with Great Lakes Towing continues from year to year but may be cancelled by either party by giving notice at least sixty days prior to the end of the then current calendar year. In 1995, the Company paid Great Lakes Towing $4.9 million for barge towing services.

     The Company, Metropolitan Life Insurance Company, The TCW Group, Inc. and certain of their affiliates are parties to a registration rights agreement pursuant to which the Company has registered certain securities of the Company held by such entities and will maintain the effectiveness of the registration statement until such registration is no longer required. Pursuant to this agreement, the Company has agreed to pay all expenses incident to the registration, offering and sale of the securities offered to the public, other than underwriting commissions, and to indemnify these parties against certain civil liabilities, including liabilities under the Securities Act of 1993.

     As a part of its continuing $20.0 million stock repurchase program, in a privately negotiated transaction entered into in November 1995, the Company purchased 600,000 shares of its common stock from certain affiliates of Dickstein & Co., L.P., which together with its affiliates was then, but not now, the owner of more than 5% of the shares of common stock outstanding. The purchase price paid was approximately $23.53 per share, or an aggregate of $13.9 million, which was a discount to the then market price of the shares.

                          REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of Lone Star's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for 1995 and the Company's currently effective Registration Statements on Form S-3 and S-8, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

                  REPORT OF THE COMPENSATION AND STOCK OPTION
                      COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL PHILOSOPHY

     The Company's general philosophy for the compensation of its executives is based on the premise that levels and types of compensation should be established to support the Company's business strategy and long-term development and enhance stockholder value. Such compensation must also be competitive with that offered by comparable companies in order to attract, retain and reward executives capable of achieving those objectives.

     When the Compensation and Stock Option Committee considers executive compensation it is guided by the experience of the executive involved, future initiatives for and challenges to the Company, the executive's expected contribution to the Company's performance and compensation arrangements in businesses similar to that of the Company. If appropriate in the judgment of the Committee, recommendations of a compensation consulting firm will be sought in connection with the determination of executive compensation, and such recommendations were received during 1995. The Committee considers annually the compensation of the Company executives and held two meetings in 1995.

BASE SALARY

     The Company was in reorganization under Chapter 11 of the Federal Bankruptcy Code from December 10, 1990 to April 14, 1994, the date on which its Plan of Reorganization became effective. During that period no then executive officer of the Company received an increase in salary (except for one officer who was promoted to a position of increased responsibility and in connection with such promotion was granted a salary increase by the board of directors). Upon the Company's emergence from reorganization and consistent with both the reorganized Company's continuing efforts to manage costs and the proposed emphasis on stock-based compensation, as described below, salaries were kept essentially at the same levels as those in effect during the bankruptcy. Base salaries were, in fact, reduced in the case of certain senior executive officers, including Mr. David W. Wallace, the Company's Chairman of the Board and Chief Executive Officer, whose salary went from $250,000 to $150,000 effective July 1, 1994. In early 1996, the Company entered into a new two-year agreement with Mr. Wallace without a salary increase.

     In addition to its emphasis on cost containment and stock-based remuneration, factors evaluated in setting salaries include the Committee's judgment concerning individual contribution to the business, level of responsibility, career experience and competitiveness in the industry. No particular formulas or measures are used.

BONUSES

     The Company does not have a bonus plan for executive officers, but the Committee is contemplating the formulation and implementation of such a plan in 1996.

STOCK OPTIONS

     The 1994 Plan and the Lone Star Industries, Inc. 1996 Long Term Incentive Plan (the "1996 Plan") proposed in this Proxy Statement are designed to develop, retain and reward effective management through an ability to obtain significant share ownership in the Company.

     The 1994 Plan is currently the sole long term incentive compensation program of the Company for executive officers. The Committee believes that a significant portion of a senior executive's compensation should be dependent on value created for the stockholders and options (as well as performance bonuses) are excellent vehicles to accomplish this by tying an executive's interests directly to the stockholders' interests.

     1994 Plan. The 1994 Plan authorizes options for 700,000 shares of common stock of the Company. Options covering all of these shares have been granted to executive officers of the Company by the Committee. No member of the Committee is a participant in this plan. The number of options granted to an executive officer was based on individual performance and level of responsibility. The Committee believes that the award level must be sufficient in size to provide a strong incentive for an executive to work for the long term business interests of the Company and become a significant owner of the business. All options were granted at the fair market value on the date of grant, which in the case of the named executives was $15.375.

     Mr. Wallace received an award of stock options covering 125,000 shares, of which he or his wife have exercised 76,504 options. This award reflected both his strong leadership during the reorganization and his contribution to the successful results of the Company since its emergence from bankruptcy. In making this determination, the Committee considered the long term nature of the business, the need for stability in management following reorganization and the corporate actions instituted by Mr. Wallace during the reorganization and thereafter. Specific quantative measures or formulas were not used by the Committee for these determinations as such measures and formulas were not considered to be sufficiently comprehensive.

     1996 Plan. The approval of the 1996 Plan will give the Committee greater flexibility in implementing its goal of making a significant portion of senior executives' and key managers' compensation dependent on value created for the stockholders. The Committee has not made any determination of which executives and managers will receive grants, or the amounts of the grants, under the 1996 Plan, but expects criteria similar to those used in making grants under the 1994 Plan to be considered. The Committee believes that the number of options and/or stock appreciation rights that may be granted under the 1996 Plan will be sufficient to cover grants to be made through 1998.

GENERAL

     The Committee believes that, assuming the 1996 Plan is approved and subject to its further study of a possible bonus plan, the Company will have an appropriate and competitive compensation program comprising a sound base salary position combined with long and short term incentives.

     No member of the Committee is a former or current executive officer or employee of the Company or of any of its subsidiaries.

                                          James E. Bacon
                                          Robert G. Schwartz
                                          Jack R. Wentworth, Chairman

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the period commencing May 3, 1994 (the date the common stock began trading) and ending December 31, 1995, the cumulative total return on the Company's common stock against the cumulative total return of the Standard & Poor 500, a peer group and the peer group used by the Company in its 1995 proxy statement.

      Measurement Period         Lone Star In-    Standard &     Current Peer     Former Peer
    (Fiscal Year Covered)          dustries        Poors 500         Group           Group
5/3/94                                     100             100             100             100
1994                                    115.70          104.00           83.52           93.76
1995                                    166.37          143.01           95.22          108.88

     The graph assumes: (1) investment of $100 at the opening of trading on May 3, 1994 in Lone Star's common stock, the S&P 500 Index, the Value Line Cement Index which is a peer group, and the peer group used in the Company's 1995 proxy statement; and (2) the reinvestment of all dividends. The peer group is comprised of five cement companies: Centex Construction Products, Inc., Giant Cement Company, Lafarge Corp., Medusa Corporation, and Southdown, Inc.

     The peer group used by the Company was changed from last year's peer group, consisting of CalMat Co., Dravo Corp., Florida Rock Industries, Inc., Lafarge Corp., Medusa Corporation, Southdown, Inc., Texas Industries, Inc. and Vulcan Materials Company because the Company believes that the use of the old peer group placed too great of an emphasis on construction aggregates companies. The Company's construction aggregates operations constituted approximately 15% of its net sales during 1995.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of common stock at February 1, 1996 provided to the Company by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) each director,

(c) each executive officer named in the Summary Compensation Table, and (d) all directors and current executive officers as a group.

                                                          AMOUNT AND NATURE          PERCENTAGE OF
                 NAME AND ADDRESS OF                    OF BENEFICIAL OWNER-      OUTSTANDING SHARES
                  BENEFICIAL OWNERS                     SHIP OF COMMON STOCK      OF COMMON STOCK(1)
- ------------------------------------------------------  ---------------------     -------------------
Metropolitan Life Insurance Company and
  Metropolitan Insurance and Annuity Company..........        2,727,737(2)                22.1%
  One Madison Avenue
  New York, NY 10010
The TCW Group, Inc. and Affiliates....................        1,935,395(3)                16.9
  18th Floor
  865 South Figueroa St.
  Los Angeles, CA 90071
Pioneering Management Corporation.....................          771,000(4)                 6.7
  60 State Street
  Boston, MA 02109
Wellington Management Company.........................          641,300(5)                 5.6
  75 State Street
  Boston, MA 02109
James E. Bacon........................................            4,099(6)                  (7)
Theodore F. Brophy....................................            5,000(6)                  (7)
Arthur B. Newman......................................            7,000(6)                  (7)
Allen E. Puckett......................................            2,599(6)                  (7)
Robert G. Schwartz....................................            7,000(6)                  (7)
William M. Troutman...................................          127,078(6)(8)              1.1
David W. Wallace......................................          364,854(6)(9)              3.2
Jack R. Wentworth.....................................            2,133(6)                  (7)
Roger J. Campbell.....................................           57,065(6)                  (7)
John J. Martin........................................           25,174(6)                  (7)
Pasquale P. Diccianni.................................           19,008(6)(10)              (7)
All directors and executive officers as a group (18
  persons)............................................          864,568(11)                7.2

- ---------------
 (1) The percentage of outstanding shares of common stock calculation assumes for each beneficial owner that all of the currently exercisable options and warrants beneficially owned by such person or entity are exercised in full by such beneficial owner and that no other options or warrants are deemed to be exercised by any other stockholders.

 (2) Includes 891,609 shares of common stock issuable upon exercise of warrants held by such stockholder. This information is derived from a Form 13(g) filed March 6, 1996.

 (3) TCW Special Credits, an affiliate of The TCW Group, Inc., serves as general partner of various limited partnerships and investment advisor of various trusts and third party accounts with power to vote and direct the disposition of shares of common stock owned by such limited partnerships, trusts and third party accounts. TCW Asset Management Company is the managing general partner of TCW Special Credits. Each of the TCW Group, Inc. and Mr. Robert Day may be deemed to be a beneficial owner of such shares for purposes of the reporting requirement of the Securities Exchange Act of 1934; however, they expressly disclaim beneficial ownership of these shares. This information is derived from a Form 13(g) filed February 12, 1996.

 (4) This information is derived from a Form 13(g) filed January 26, 1996.

 (5) These shares are owned by numerous investment counselling clients for which Wellington Management Company ("Wellington") acts as investment advisor and with whom Wellington shares voting and dispositive power. This information is derived from a Form 13(g) filed January 31, 1996.

 (6) Includes shares of common stock which the directors and executive officers had the right to acquire through the exercise of warrants held by them as follows: James E. Bacon -- 83 shares; Allen E. Puckett -- 413 shares; William M. Troutman -- 538 shares; David W. Wallace -- 777 shares and Jack
     R. Wentworth -- 33 shares. Also includes shares of common stock underlying exercisable options, as follows: James E. Bacon -- 2,000 shares; Theodore
     F. Brophy -- 2,000 shares; Arthur B. Newman -- 2,000 shares; Allen E. Puckett -- 2,000 shares; Robert G. Schwartz -- 2,000 shares; Jack R. Wentworth -- 2,000 shares; William M. Troutman -- 125,000 shares; David W. Wallace -- 48,496 shares; Roger J. Campbell -- 56,250 shares; John J. Martin -- 24,319 shares; and Pasquale P. Diccianni -- 18,750 shares. Does not include shares of common stock underlying non-exercisable options, as follows: Roger J. Campbell -- 18,750 shares; and Pasquale P.
     Diccianni -- 6,250 shares.

 (7) Represents less than 1% of the outstanding shares of common stock.

 (8) Does not include 100 shares of common stock jointly held by Mr. Troutman's father and son, as to which shares he disclaims beneficial ownership.

 (9) Includes 83,099 shares of common stock (including 83 shares of common stock issuable upon exercise of warrants) held by Mr. Wallace's wife and 224,000 shares of common stock held by the Robert R. Young Foundation of which Mr. Wallace is chief executive officer. Mr. Wallace disclaims beneficial ownership of these shares.

(10) Excludes 130 shares of common stock, and 663 shares of common stock issuable upon exercise of warrants, held by Mr. Diccianni's wife, as to which Mr. Diccianni disclaims beneficial ownership.

(11) Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. With respect to the executive officers not named above, (i) includes 21 shares of common stock issuable upon exercise of warrants and 237,500 shares of common stock underlying exercisable options and (ii) excludes 87,500 shares of common stock underlying non-exercisable options and an aggregate of 2,001 shares of common stock, and warrants to purchase five shares, held by the wives of three such officers, as to which shares beneficial ownership is disclaimed by such officers. An executive officer included in this group, Michael W. Puckett, sold 585 shares of common stock on August 23, 1995 which was first reported for purposes of Section 16(a) under the Securities Exchange Act of 1934 in a Form 5 filed on January 31, 1996.

            PROPOSAL 2.  APPROVAL OF LONE STAR INDUSTRIES, INC. 1996
                            LONG TERM INCENTIVE PLAN

BACKGROUND

     On February 1, 1996, the board of directors adopted the 1996 Plan to become effective March 1, 1996, subject to the approval of the stockholders within one year of adoption. The 1996 Plan allows for the grant of options and stock appreciation rights ("SARs"), on the terms described below. The purpose of the 1996 Plan is to enable the Company to offer key employees of the Company equity interests in the Company, thereby assisting the Company in attracting, retaining and rewarding such key employees and strengthening the mutuality of interests between key employees and the Company's stockholders.

AVAILABLE SHARES

     Under the 1996 Plan, the aggregate number of shares of common stock which may be issued upon the exercise of options and with respect to which SARs may be exercised is 1,500,000. Under the plan, no options can be granted with an exercise price, and no SARs can be granted with a reference price, below the fair market value of the common stock on the date of grant; no repricings are allowed; and no substitution of options or SARs can be made with exercise or reference prices, as the case may be, below the higher of the exercise or reference price of the original option or SAR or the fair market value of the common stock on the date of such repricing or substitution. Shares issued on exercise of options granted under the 1996 Plan may be either authorized and unissued common stock or treasury shares.

ELIGIBILITY

     Senior officers, senior management and key employees of the Company and its subsidiaries that are designated by the board to participate in the 1996 Plan are eligible to be granted awards under the 1996 Plan. The group from which individuals could be designated consisted of approximately 40 persons as of March 1, 1996.

ADMINISTRATION

     The 1996 Plan provides for administration by a committee (the "Committee"), to be comprised of two or more non-employee directors each of whom are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Among the powers granted to the Committee are the authority to administer and interpret the 1996 Plan, to establish rules, guidelines and practices for its operation, to select persons to whom options and SARs are to be granted under the 1996 Plan, to determine whether the options to be granted will be incentive stock options or non-qualified stock options, and to determine the number of shares of common stock covered under a grant and the other terms and conditions of the grant. The Committee generally has the power to modify or waive restrictions on or limitations on exercisability of options and SARs, and to accelerate and grant extensions to such exercisability. The Committee also has the power to determine whether, to what extent and under what circumstances to provide loans to participants in order to purchase common stock under the 1996 Plan. The board has initially designated the Compensation and Stock Option Committee to be the Committee that will administer the 1996 Plan.

TYPES OF AWARDS

     The 1996 Plan provides for the grant of stock options, including both incentive stock options and non-qualified stock options, and SARs, whether in tandem with stock options or freestanding. Each of these types of awards is discussed in more detail below. Awards may be granted singly, in combination, or in tandem, as determined by the Committee.

     Stock Options. Under the 1996 Plan, the Committee may grant awards of options to purchase shares of the Company's common stock. The closing price of the Company's common stock on the New York Stock Exchange on March 15, 1996 was $29.25. Options may be in the form of incentive stock options or non-qualified stock options. The Committee may grant either or both forms, and will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which cannot exceed ten years), the exercise price per share of stock subject to the option (which cannot be less than the fair market value of the common stock at the time of grant), the vesting schedule (if any), and the other material terms of the option. Any option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Code.

     The option price upon exercise may, to the extent determined by the Committee at or after the time of grant, be paid by a participant in cash, in shares of common stock owned by the participant or by a reduction in the number of shares of common stock issuable upon exercise of the option (which number of shares shall be deemed to have been issued for purposes of determining the 1,500,000 share limitation under the 1996 Plan). The Committee may at any time offer to buy an option previously granted on such terms and conditions as the Committee shall establish. Options may also, at the discretion of the Committee, provide for "reloads," whereby a new non-qualified stock option (with an exercise price equal to the then current fair market value of the common stock) is granted for the same number of shares as the number of shares of common stock used by the participant to pay the option price upon exercise.

     Unless the Committee determines otherwise at the time of grant or thereafter, the 1996 Plan provides that upon termination of employment by reason of Retirement (as defined), stock options and SARs which are vested will be exercisable for two years or until the end of the option (or SAR, as the case may be) term, whichever is shorter. Unless the Committee determines otherwise at the time of grant or thereafter, stock options and SARs may be exercised (i) within ninety (90) days after termination of employment for Good

Reason (as defined) or involuntary termination without Cause (as defined), or
(ii) within one year after the participant's death or Disability (as defined); provided in each case that in no event may a stock option or SAR be exercised after the expiration of the option (or SAR, as the case may be) term. Unless the Committee determines otherwise at the time of grant or thereafter, the 1996 Plan provides for immediate termination of stock options and SARs in the event of termination of employment for any reason other than death, Disability, Retirement, Good Reason or involuntary termination without Cause.

     Stock Appreciation Rights. The Committee may grant SARs either with a stock option ("Tandem SARs") or independent of a stock option ("Non-Tandem SARs"). An SAR is a right to receive a payment, either in cash or common stock as the Committee may determine, equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the reference price per share of common stock established in connection with the grant of the SAR. The reference price per share covered by an SAR will be the per share exercise price of the related option in the case of a Tandem SAR and in the case of a Non-Tandem SAR will be determined by the Committee but not less than the fair market value of a share of common stock on the date of grant.

     A Tandem SAR may be granted at the time of the grant of the related stock option. If the related stock option is a non-qualified stock option, a tandem SAR may also be granted at any time after the grant of the underlying option during the term of the option. A Tandem SAR generally may be exercised at and only at the times and to the extent the related stock option is exercisable. A Tandem SAR is exercised by surrendering the same portion of the related stock option. A Tandem SAR expires upon the termination of the related stock option.

     A Non-Tandem SAR will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem SAR may have a term no longer than 10 years from its date of grant.

     The Committee is also authorized to grant "limited SARs," either as Tandem SARs or Non-Tandem SARs. Limited SARs would become exercisable only upon the occurrence of a change in control or such other event as the Committee may designate at the time of grant or thereafter.

     Subject to rules applicable to incentive stock options under the 1996 Plan, SARs are vested or terminated upon termination of employment in the same manner as discussed above in the case of stock options.

TRANSFERABILITY

     With certain limited exceptions, stock options and SARs are not transferable by the participant other than by inheritance upon the participant's death and can be exercised by the participant during the participant's life only by the participant. Tandem SARs are transferable only when and to the extent that the underlying stock option is transferable.

FEDERAL TAX CONSEQUENCES

     Under current United States federal tax law, the following are the United States federal income tax consequences generally arising with respect to awards under the 1996 Plan.

     A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction for the same amount unless limited by Section 162(m) of the Code.

     A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or exercise of the option. Similarly, the Company is not entitled to any tax deduction at the time of the grant or exercise of the option. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of (i) two years from the date of grant or (ii) one year from the exercise of the option, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the participant disposes of the shares before the later of such dates, then the participant will have ordinary income equal to the difference between the exercise price of the shares and the lessor of the market value of the shares on the date of exercise or the selling price, and the Company will be entitled to a corresponding tax deduction unless limited by Section 162(m) of the Code.

     The grant of an SAR will produce no United States federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant equal to the difference between the reference price of the SAR and the market price of the common stock on the date of exercise, and a corresponding tax deduction to the Company, unless limited by Section 162(m) of the Code.

CHANGE IN CONTROL

     Except as otherwise provided by the Committee at the time of grant and certain other exceptions described in the 1996 Plan, upon the occurrence of a Change in Control of the Company (as defined in the 1996 Plan), all stock options and Non-Tandem SARs become fully vested and immediately exercisable.

AMENDMENT AND TERMINATION

     The board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the 1996 Plan or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the 1996 Plan, the rights of a participant with respect to options or SARs granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant and, provided further, that without the approval of the stockholders of the Company, no amendment may be made that would increase the aggregate number of shares of common stock with respect to which Stock Options or SARs may be exercised; change the definition of employees eligible to receive awards under the 1996 Plan; decrease the minimum option or reference price under the 1996 Plan; or increase the ten-year maximum option term permitted under the 1996 Plan.

     No award or grant may be made under the 1996 Plan on or after February 1, 2006 (the tenth anniversary of the adoption of the 1996 Plan).

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE LONE STAR INDUSTRIES, INC. 1996 LONG TERM INCENTIVE PLAN.

         PROPOSAL 3.  APPROVAL OF VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     On February 1, 1996, the board of directors approved, subject to stockholder approval, the adoption of the Lone Star Industries, Inc. Voluntary Deferred Compensation Plan for non-employee directors (the "Plan") and, in connection therewith, changed the annual retainer fee (effective July 1, 1996) for members of the Board of Directors who are not employees of the Company from $20,000 in cash to $10,000 in cash, payable quarterly, and 400 shares of common stock, subject to adjustment in certain circumstances, payable annually. For the period from July 1, 1996 through December 31, 1996, participants will receive a pro-rated retainer fee of $5,000 and 200 shares of common stock, subject to adjustment in certain circumstances. The Plan permits participants to elect to defer receipt of all or a portion of either the cash or common stock portion of their annual retainer fee.

     The Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee members of the board and to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby further aligning such directors' interests with the interests of the stockholders of the Company. Six directors will be eligible to participate in the Plan in 1996.

     The Plan permits non-employee directors to defer all or a part of the cash portion of their annual retainer fee in an interest-bearing account (an "Interest Account"). Interest is credited to the Interest Account at the prime rate, compounded monthly. The Plan also permits prticipants to defer receipt of all or a part of the common stock portion of their annual retainer fee in a stock equivalent account (the "Phantom Share Account"). The Phantom Share Account contains phantom units, each of which is equivalent in value to a share of common stock on the date such non-employee director would have received such shares. Phantom units are credited with dividends which are reinvested in additional phantom units.

     Both the number of shares which non-employee board members are entitled to receive as part of their annual retainer fees and the number of phantom units in their Phantom Share Accounts are subject to appropriate adjustment, as determined by the board, in the event of stock dividends or splits, the issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalizations, combinations, exchanges or similar changes affecting the common stock in such manner as to prevent substantial dilution or enlargement of the rights of the participants.

     Generally, each director choosing to participate must make an irrevocable written election prior to the start of the calendar year (prior to July 1, 1996 with respect to 1996) for which the retainer fees would otherwise be paid. Upon termination of service as a member of the board, the director or his beneficiary will receive an amount equal to the value of the Interest Account and Phantom Share Account.

     The Plan will be administered by the Compensation and Stock Option Committee of the board or such committee or individual as may be designated by the board. The board may terminate the Plan at any time or amend it in whole or in part, provided that the Plan may not be amended more than once every six months, other than to comport with specified changes in applicable law, or if such amendment would not be in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE LONE STAR INDUSTRIES, INC. VOLUNTARY DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

              PROPOSAL 4.  RATIFICATION OF APPOINTMENT OF AUDITORS

     The board of directors has recommended that stockholders ratify its appointment of Coopers & Lybrand L.L.P. as principal independent auditors of the Company for the year ending December 31, 1996. Coopers & Lybrand L.L.P. has performed the annual audits of the Company's accounts for many years. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting to respond to any questions stockholders may have concerning the audited financial statements of the Company and to make a statement, if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS PRINCIPAL INDEPENDENT AUDITORS FOR 1996.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholder proposals for the 1997 annual meeting should be received by the Company no later than January 8, 1997 in order to be considered for inclusion in the 1997 annual meeting proxy statement and form of proxy.

                                 OTHER MATTERS

     The board of directors knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion. A copy of the 1995 Annual Report on Form 10-K is being mailed with this Proxy Statement.

                                          By Order of the Board of Directors,

                                          JAMES W. LANGHAM
                                          Vice President, General Counsel
                                          and Secretary

April 1, 1996

                                    [RECYCLE LOGO]

PROXY
                                [LONESTAR LOGO]
                           LONE STAR INDUSTRIES, INC.
                              STAMFORD, CONNECTICUT

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DAVID W. WALLACE, WILLIAM M. TROUTMAN AND JAMES
W. LANGHAM, and each of them, proxies, with full power of substitution, to vote with all powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Lone Star Industries, Inc. to be held May 16, 1996 at 10:00 a.m. at The Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, for each of the matters listed below and the transaction of such other business as may properly come before the meeting (including adjournments).


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



- --------------------------------------------------------------------------------
                              - FOLD AND DETACH HERE -

                                                    Please mark
                                                    your votes as        / X /
                                                    indicated in
                                                    this example.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

Proposal 1 - Election of Directors.

Nominees:   Theodore F. Brophy, Robert G. Schwartz and Jack R. Wentworth

                                 FOR
                              (except as
                            withheld below)   WITHHELD
                                 /  /           /  /

(To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


- --------------------------------------------------------------------------------

Proposal 2 - Approval of Lone Star Industries, Inc. 1996 Long Term Incentive
Plan.

                          FOR      AGAINST     ABSTAIN
                         /  /        /  /       /  /


Proposal 3 - Approval of Voluntary Deferred Compensation Plan for Non-Employee Directors.

                          FOR      AGAINST     ABSTAIN
                         /  /        /  /       /  /


Proposal 4 - Ratification of Appointment of Independent Auditors.


                          FOR      AGAINST     ABSTAIN
                         /  /        /  /       /  /


Dated:                              , 1996
      -----------------------------


- --------------------------------------------------------------------------------
                                    Signature

Please date Proxy, sign Proxy as your name appears above and return Proxy in the enclosed envelope. If acting as executor, administrator, trustee, guardian, partner, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.




- --------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                                      APPENDIX A



                           LONE STAR INDUSTRIES, INC.




- -------------------------------------------------------------------------------
                         1996 LONG TERM INCENTIVE PLAN
- -------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                            Page
                                                                                                                            ----
Article I                   PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Article II                  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Article III                 ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Article IV                  SHARE AND OTHER LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Article V                   ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Article VI                  STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Article VII                 STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Article VIII                NON-TRANSFERABILITY AND TERMINATION
                            PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Article IX                  CHANGE IN CONTROL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Article X                   TERMINATION OR AMENDMENT OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Article XI                  UNFUNDED PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Article XII                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Article XIII                EFFECTIVE DATE OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Article XIV                 TERM OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Article XV                  NAME OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                           LONE STAR INDUSTRIES, INC.


                         -----------------------------

                         1996 LONG TERM INCENTIVE PLAN

                         -----------------------------


                                   Article I

                                    PURPOSE

          The purposes of this 1996 Long Term Incentive Plan (the "Plan") are to enable Lone Star Industries, Inc. (the "Company") to offer key employees of the Company and Designated Subsidiaries (as defined below) equity interests in the Company and other incentive awards, thereby creating a means to raise the level of stock ownership by key employees in order to assist the Company in attracting, retaining and rewarding such key employees, and strengthen the mutuality of interests between key employees and the Company's stockholders.


                                   Article II

                                  DEFINITIONS

          For purposes of this Plan, the following terms shall have the following meanings:

          2.1 "Award" shall mean any award under this Plan of any Stock Option or Stock Appreciation Right. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

          2.2    "Board" shall mean the Board of Directors of the Company.

          2.3 "Cause" shall mean, with respect to a Participant's Termination of Employment: (i) in the case where there is no employment agreement between the Company and the Participant, or where such employment does not define "cause" (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination, refusal to perform services for any reason other than illness or incapacity, or materially unsatisfactory performance of his or her duties for the Company, Designated Subsidiary or a subsidiary within the meaning of Section 424(f) of the Code; or (ii) in the case where there is an employment agreement between the Company and the Participant which defines "cause" (or words of like import), termination that is or would be deemed to be for cause (or like import) under such employment agreement.

          2.4    "Change in Control" shall have the meaning set forth in
Article IX.

          2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          2.6 "Committee" shall mean a committee of the Board appointed from time to time by the Board consisting of two or more non-employee Directors, each of whom shall be, to the extent required by Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act as then in effect or any successor provisions ("Rule 16b-3"), an outside director, as defined under Section 162(m) of the Code, except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

          2.7 "Common Stock" means the Common Stock, $1 par value, of the Company.

          2.8    "Designated Subsidiary" shall mean a subsidiary, as defined in
Section 424(f) of the Code, of the Company which has been designated from time to time by the Board to participate in the Plan.

          2.9 "Disability" shall mean: (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define disability, total and permanent disability as defined in Section 22(e)(3) of the Code; or (ii) in the case where there is an employment agreement between the Company and the Participant which defines disability, disability as defined under such employment agreement.

          2.10 "Eligible Employees" shall mean the employees of the Company and the Designated Subsidiaries who are eligible pursuant to Article V to be granted Awards under this Plan.

          2.11   "Exchange Act" shall mean the Securities Exchange Act of 1934.

          2.12 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price (or, if sales prices are not so reported, the average of the closing bid and asked prices) per share reported (for composite transactions, if applicable) for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Fair Market Value shall be set by the Committee on the advice of a registered investment adviser (as defined under Investment Advisers Act of 1940) in good faith.

          2.13 "Good Reason" shall mean, with respect to a Participant's Termination of Employment: (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define good reason (or words of like import), a voluntary termination which the Committee, in its sole discretion, determines was for good reason; or (ii) in the case where there is an employment agreement between the Company and the Participant which defines good reason (or words of like import), a termination due to good reason (or words of like import), as specifically provided in such employment agreement.

          2.14 "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          2.15 "Non-Qualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

          2.16 "Participant" shall mean an Eligible Employee of the Company and Designated Subsidiaries to whom an Award has been made pursuant to this Plan.

          2.17   "Reference Stock Option" shall have the meaning set forth in
Section 7.1.

          2.18 "Retirement" shall mean the Termination of Employment without Cause of a Participant: (i) who is at least age fifty-five (55) and has performed at least ten (10) or more years of service as determined under the Company's Pension Plan for Salaried Employees with the Company and/or a Designated Subsidiary, or (ii) or such earlier date after age fifty-five (55) as is approved by the Committee with regard to such Participant.

          2.19 "Stock Appreciation Right" or "Right" shall mean the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash or stock equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right, otherwise than on surrender of a Stock Option, to receive an amount in cash or stock equal to the difference between
(x) the Fair Market Value of a share of Common Stock as of the date such Right is exercised, and (y) the aggregate reference price of such Right.

          2.20 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

          2.21 "Ten Percent Stockholder" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in
Section 422 of the Code.

          2.22 "Termination of Employment" shall mean, with respect to a Participant, the first to occur of: (i) a termination of service from the Company, Designated Subsidiary, and any other subsidiary defined in Section 424(f) of the Code for reasons other than a military or personal leave of absence granted by the Company, Designated Subsidiary or a Subsidiary within the meaning of Section 424(f) of the Code, respectively; or (ii) the Designated Subsidiary which employs a Participant ceasing to be a subsidiary, as defined under Section 424(f) of the Code.

          2.23 "Transfer" shall mean to anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

          2.24   "Withholding Election" shall have the meaning set forth in
Section 12.4.


                                  Article III

                                 ADMINISTRATION

          3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

          3.2 Awards. The Committee shall have full authority to grant to Eligible Employees, pursuant to the terms of this Plan: (i) Stock Options and
(ii) Stock Appreciation Rights. In particular, the Committee shall have the authority:

          (a) to select the Eligible Employees to whom Awards may from time to time be granted hereunder;

          (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights, or any combination thereof, are to be granted hereunder to one or more Eligible Employees;

          (c) to determine the number of shares of Common Stock to be covered by Awards granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder, including, but not limited to, the exercise or reference price, any restrictions or limitations, any vesting schedule or acceleration thereof, or any forfeiture or other restrictions or waivers thereof, applicable to such Award or the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion;

          (e) to determine whether, to what extent and under what circumstances grants of Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

          (f) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under
                 Section 6.4(f);

          (g) to determine whether, to what extent and under what circumstances to permit reloads such that, to the extent that Stock Options are settled with Common Stock, Non-Qualified Stock Options with respect to the same number of shares (of the same or different type) may be granted, on such terms as the Committee may determine, in its sole discretion, subject to Section 6.4(h);

          (h) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Participants in order to purchase shares of Common Stock under the Plan; and

          (i) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan may be deferred, either automatically or at the election of the Participant.

          3.3 Guidelines. Subject to Article X hereof, the Committee shall have the authority: to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent such action would be permitted under Rule 16b-3, and the requirements of Rule 16b-3 shall be limited, construed and interpreted in a
manner so as to comply therewith.   This Plan is intended to comply with the
exception for performance based compensation under Section 162(m) of the Code and any Treasury regulations thereunder, unless designated otherwise by the Committee with the approval of stockholders.

          3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

          3.5    Reliance on Counsel.  Without limiting the generality of
Section 3.7(b), the Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

          3.6 Procedures. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.
Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

          3.7    Designation of Consultants/Liability.

          (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

          (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. To the maximum extent permitted by applicable law, the Committee, each member or former member of the Committee or the Board, each officer of the Company and each person designated pursuant to paragraph (a) above shall not be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any Award granted thereunder, including any action or determination taken, omitted or made in reliance upon any opinion or computation received from any counsel, consultant or agent employed by the Committee. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company, which approval shall not be unreasonably withheld or delayed), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Designated Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

                                   Article IV

                          SHARE AND OTHER LIMITATIONS

          4.1    Shares.

            (a) General Limitation. The aggregate number of shares of Common Stock with respect to which Stock Options, Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights may be exercised shall not exceed 1,500,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Awards granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or if the Company repurchases any Options pursuant to
Section 6.4(f), the number of unpurchased shares of Common Stock (or shares with respect to which Stock Appreciation Rights were not exercised) shall again be available for the purposes of Awards under the Plan; provided, however, that if expired, terminated, or cancelled Options shall have been issued in tandem with Stock Appreciation Rights, none of such unpurchased shares shall again become available for purposes of this Plan to the extent that the related Stock Appreciation Rights granted under this Plan are exercised.

            (b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Option or Stock Appreciation Right which may be granted under this Plan to any Participant shall not exceed 125,000 shares (subject to any increase or decrease pursuant to Section 4.2) during any fiscal year of the Company during the entire term of the Plan. To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year are not covered by a grant of Awards to a Participant issued in such fiscal year, such shares of Common Stock shall automatically increase the number of shares available for grant of Awards to such Participant in the subsequent fiscal years during the term of the Plan. Notwithstanding the foregoing and in order to comply with
Section 162(m) of the Code, the Committee shall take into account that (1) if an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Participant under the Plan and (2) for purposes of Section 162(m) of the Code, if after the grant of an Option, the Committee or the Board reduces the purchase price of such Option, the transaction is treated as a cancellation of the

Option and a grant of a new Option, and in such case, both the Option that is deemed to be cancelled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to the Participant under the Plan.

          4.2    Changes.

            (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Designated Subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Designated Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

            (b) Subject to Section 4.2(d), in the event of any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to the outstanding Common Stock or shares of capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or any similar change affecting the capital stock of the Company, then the aggregate number and kind of shares with respect to which Stock Options, Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights which thereafter may be granted under the Plan, the number and kind of shares or other property (including cash) to be issued upon the exercise of outstanding Options and Stock Appreciation Rights granted under this Plan and the purchase price thereof, and the number and kind of shares or other property (including cash) subject to other outstanding Awards granted under this Plan, shall be appropriately adjusted consistent with such change in such manner, if any, as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

            (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

            (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (each of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding Options and Awards, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least twenty (20) days prior to the Acquisition Event; provided, that during the period from the date on which such notice of termination is given until immediately prior to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Options and Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award agreements), contingent on occurrence of the Acquisition Event and provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and any exercise not otherwise permitted in the absence of such notice shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

Notwithstanding the foregoing, at the discretion of the Committee, the provisions contained in this Section 4.2(d) shall be adjusted as they apply to Options granted within six (6) months before the occurrence of an Acquisition Event, if the holder of such Options is subject to the reporting requirements of Section 16(a) of the Exchange Act, in such manner as determined by the Committee, including without limitation, terminating such Options at specific dates after the Acquisition Event, in order to give the holder the benefit of the Option; provided, however, that such Options are assumed by the person or entity (or group of persons or entities) acquiring the Company's Common Stock in accordance with Section 9.1(b).

          4.3 Purchase Price. Notwithstanding any other provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.


                                   Article V

                                  ELIGIBILITY

                 Senior officers, senior management and key employees of the Company and its Designated Subsidiaries are eligible to be granted Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.

                                   Article VI

                                 STOCK OPTIONS

          6.1 Options. Stock Options may be granted alone or in tandem with Stock Appreciation Rights granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (i) an Incentive Stock Option or
(ii) a Non-Qualified Stock Option.

          6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option.

          6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

          6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions as well as the terms and conditions under Article VIII, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a) Option Price. The purchase price per share of Common Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the shares of Common Stock. The purchase price of shares subject to a Non-Qualified Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value of Common Stock at the time of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, (unless otherwise determined by the Committee at grant) that any Option shall not be exercisable prior to the first anniversary date of its term, except that this special limitation shall not apply to an exercise for shares of Common Stock in the event of death, Disability, involuntary termination without Cause or voluntary termination for Good Reason, or Change in Control. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitations, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on exercisability at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) having an aggregate Fair Market Value on the payment date, as determined by the Committee, equal to the aggregate exercise price or by withholding shares of Common Stock otherwise deliverable upon exercise having such Fair Market Value. No shares of Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

          (e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are Non- Qualified Stock Options.

                 To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Company or a Designated Subsidiary is terminated by reason of death, Disability, Retirement, Good Reason or involuntary termination without Cause, and

                 (ii) the portion of any Incentive Stock Option that is exercisable during the post-termination period specified under Sections 8.2, 8.3, 8.4, 8.5, or 8.6 computed without regard to the $100,000 limitation currently contained in Section 422(d) of the Code, is greater than the portion of such Stock Option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422 of the Code, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated for any reason, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

                 Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan and any agreements accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

          (f) Buyout and Settlement Provisions. The Committee may at any time offer on behalf of the Company to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (g) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (up to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor; provided however, no repricing is permitted and all substitution Options must comply with Section 10.1.

          (h) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the other terms of the Plan, as the Committee shall deem appropriate including without limitation, provisions permitting "reloads" such that the same number of Non-Qualified Stock Options are granted as the number of shares of Common Stock surrendered in payment of the exercise price ("Reloads"). The exercise price of the new Non-Qualified Stock Option shall be the Fair Market Value on the date granted and the term of the Non-Qualified Stock Option shall be the same as the remaining term of the Options that are exercised.

                                  Article VII

                           STOCK APPRECIATION RIGHTS

          7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

          7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to the following terms and conditions as well as the terms and conditions under Article VIII, and shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

          (a) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee in its sole discretion at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that, the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

          (b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI and this Article VII.

          (c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section
                 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

          (d) Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value on the date the Tandem Stock Appreciation Right is exercised over the option price per share specified in the Reference Stock Options, with the Committee having the right to determine the form of payment.

          (e) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

          (f) Reference Price. The reference price of a Tandem Stock Appreciation Right shall be the exercise price of the Reference Stock Option.

          7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

          7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights shall be subject to the following terms and conditions as well as the terms and conditions under Article VIII, and shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

          (a) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the Right is granted.

          (b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, (unless otherwise determined by the Committee at grant) that any Right shall not be exercisable prior to the first anniversary date of its term, except that this special limitation shall not apply to an exercise in the event of death, Disability, involuntary termination without Cause or voluntary termination for Good Reason or Change in Control. If the Committee provides, in its discretion, that any such Right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (c) Method of Exercise. Subject to whatever installment exercise and waiting period provisions as may be applicable in accordance with subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during their term, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

          (d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each Right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the Non-Tandem Stock Appreciation Right is exercised over the reference price of such Non-Tandem Stock Appreciation Right.

          (e) Reference Price. The reference price of a Non-Tandem Stock Appreciation Right shall be (determined by the Committee) but shall not be less than the Fair Market Value of Common Stock at the time of grant.

          7.5 Exercise of Tandem and Non-Tandem Stock Appreciation Rights. In addition to any other applicable restrictions, to the extent required or necessary under Rule 16b-3 promulgated pursuant to the Exchange Act to prevent such exercise from being subject to forfeiture under Section 16(b) thereunder, a Participant required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company may exercise his or her Stock Appreciation Rights only (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, (ii) pursuant to an irrevocable election made at least six (6) months in advance of the exercise date, or (iii) during any other period in which such election or exercise may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act.

          7.6 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash an amount equal to the amount
(1) set forth in Section 7.2(d) with respect to Tandem Stock Appreciation Rights or (2) set forth in Section 7.4(d) with respect to Non-Tandem Stock Appreciation Rights.

                                  Article VIII

                 NON-TRANSFERABILITY AND TERMINATION PROVISIONS



                 The terms and conditions of this Article VIII shall apply to Awards under this Plan as follows:

          8.1 Non-Transferability. Awards under the Plan (other than Incentive Stock Options) shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than (i) by will or the laws of descent and distribution; (ii) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and (iii) to members of the Participant's immediate family (i.e., the Participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members, or partnerships in which such family members are the only partners, provided that any such transfer shall be permitted only if: (1) the Participant does not receive any consideration for such transfer, (2) written notice of such proposed transfer and the details thereof shall have been furnished to the Committee, and (3) the agreement with respect to the Awards being transferred (including any amendment thereof), which shall have been approved by the Committee, expressly permits such transfer. Any Awards transferred to such immediate family members, trusts or partnerships will continue to be subject to the same terms and conditions that were applicable to such Awards immediately prior to their transfer. Any transfer in violation of this paragraph shall be void and of no effect. Unless transferred in accordance with this Article (or unless otherwise provided by the Plan), an Award may be exercised only by a Participant during the lifetime of the Participant to whom such Award was granted. Incentive Stock Options may be transferred only by will or the laws of descent and distribution.

          8.2 Termination by Death. Subject to Section 6.4(e) relating to Incentive Stock Options, if a Participant's Termination of Employment is by reason of death, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at the time of grant or (but only with respect to extensions of exercisability) thereafter, shall be fully vested and may thereafter be exercised by the legal representative of the estate, at any time within a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter. In no event may a Stock Option or Stock Appreciation Right be exercised after the expiration of its stated term.

          8.3 Termination by Reason of Disability. Subject to Section 6.4(e) relating to Incentive Stock Options, if a Participant's Termination of Employment is by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at the time of grant or (but only with respect to extensions of exercisability) thereafter, shall be fully vested and may thereafter be exercised by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of such Stock Option or Stock Appreciation Right, whichever period is the shorter. In no event may a Stock Option or Stock Appreciation Right be exercised after the expiration of its stated term.

          8.4 Termination by Reason of Retirement. Subject to Section 6.4(e) relating to Incentive Stock Options, if a Participant's Termination of Employment is by reason of Retirement, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at the time of grant or (but only with respect to extensions of exercisability) thereafter may be exercised, to the extent exercisable at the Participant's Retirement, by the Participant at any time within a period of two (2) years from the date of such Retirement or until the expiration of the stated term of such Stock Option or Right, whichever period is the shorter; provided, however, that, if the Participant dies within such two (2) year period, any Stock Option or Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months (or such other period as the Committee may specify at grant or, if no rights of the Participant are reduced, thereafter) from the date of such death or until the expiration of the stated term of such Stock Option or Right, whichever period is the shorter. In no event may a Stock Option or Stock Appreciation Right be exercised after the expiration of its stated term.

          8.5 Involuntary Termination Without Cause or Termination for Good Reason. Subject to Section 6.4(e) relating to Incentive Stock Options, if a Participant's Termination of Employment is by involuntary termination without Cause or termination for Good Reason, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at the time of grant or thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of ninety (90) days from the date of such termination or until the expiration of the stated term of such Stock Option or Right, whichever period is shorter. In no event may a Stock Option or Stock Appreciation Right be exercised after the expiration of its stated term.

          8.6 Termination Without Good Reason. If a Participant's Termination of Employment is voluntary but without Good Reason, any Stock Option or Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at the time of grant or (but only with respect to extensions of exercisability) thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option. In no event may a Stock Option or Stock Appreciation Right be exercised after the expiration of its stated term.

          8.7 Termination for Cause. Unless otherwise determined by the Committee at grant or thereafter, if a Participant's Termination of Employment is for any reason other than death, Disability, Retirement, Good Reason or involuntary termination without

Cause, the Stock Option or Stock Appreciation Right shall thereupon terminate and expire as of the date of termination.

                                   Article IX

                          CHANGE IN CONTROL PROVISIONS

          9.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

          (a) Subject to subsection (b) below, all outstanding Stock Options and Stock Appreciation Rights of such Participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company or Designated Subsidiary for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 9.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

          (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Award is granted to an Eligible Employee hereunder, no acceleration of exercisability or vesting shall occur with respect to such Award if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Award shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Award"), by the Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

                         (i) the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

                         (ii) the Alternative Award must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise schedule (if applicable); and

                         (iii) the Alternative Award must have economic value substantially equivalent to the value of such Award (determined at the time of the Change in Control).

          Any determination by the Committee made pursuant to paragraph (a) of this Section 9.1 may be made as to all outstanding Awards or only as to certain outstanding Awards specified by the Committee and any such determination may be made prior to or after a Change in Control.

          9.2 Change in Control. A "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

          (a) Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock and/or other voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities") after which acquisition such individual, entity or group is the beneficial owner of twenty percent (20%) or more of either (1) the then outstanding shares of Common Stock or (2) the Outstanding Company Voting Securities; excluding, however, the following: (A)(1) any acquisition by the Company, (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or
                 (3) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a Corporate Transaction), if, pursuant to such Corporate Transaction, the conditions described in clauses (1), (2) and (3) of this Section 9.2(a)(A) are satisfied; or (B) any transaction in which the Chief Executive Officer and President of the Company (both as of the date of adoption of this Plan and subject to health related availability) (1) retain their current positions with the Company immediately after such transaction and (2) will immediately after such transaction beneficially own an aggregate (for both such executives), directly or indirectly (including, without limitation, ownership by family members or trusts for family members), more than 5% of either the (a) then outstanding shares of common stock of the Company and/or
                 (b) the other voting securities of the Company entitled to vote generally in the election of directors (any transaction under the clause (B) hereinafter referred to as a "Management Event").

          (b) A change in the composition of the Board (other than in connection with a Management Event) such that the individuals who, as of the date hereof, comprise a class of directors of the Board (the members of each class of directors of the Board as of the date hereof shall be hereinafter referred to as an "Incumbent Class" and the members of all of the Incumbent Classes shall be hereinafter collectively referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the class; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Class subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board and a majority of those individuals who are members of such Incumbent Class (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Class; or

          (c) The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); excluding, however, a Management Event or a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than eighty percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or

          (d) The approval of the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation (A) in connection with a Management Event or (B) with respect to which following such sale or other disposition, (1) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, (2) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                 (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

                                   Article X

                      TERMINATION OR AMENDMENT OF THE PLAN

          10.1 Termination or Amendment. Notwithstanding any other Provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company entitled to vote to the extent required by Rule 16b-3 or required for the exception for performance based compensation under Section 162(m) of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock (with respect to which Stock Options or Stock Appreciation Rights may be exercised) under this Plan, or with respect to Options and Stock Appreciation Rights, the maximum number of shares of Common Stock that may be granted to any Participant in any fiscal year (except by operation of Section 4.2), including limits applicable to any fiscal year; (ii) change the definition of employees eligible to receive Awards under this Plan; (iii) decrease the minimum option price of any Stock Option or the reference price of any Non-Tandem Stock Appreciation Right; (iv) extend the maximum option period under Section 6.4 of the Plan; or (v) require stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or the exception for performance based compensation under Section 162(m) of the Code.

          Subject to the other terms of this Plan, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided in this Plan, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent. Subject to the foregoing, the Committee may also substitute new Stock Options for previously granted Stock Options; provided such new Options have option exercise prices equal to or greater than the higher or (i) the exercise price of the Stock Options being substituted and (ii) the Fair Market Value on the date of the substitution.


                                   Article XI

                                 UNFUNDED PLAN

          11.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                  Article XII

                               GENERAL PROVISIONS

          12.1 Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or Stock Appreciation Right under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

          All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and

Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          12.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          12.3 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

          12.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

          The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to forfeiture under Section 16(b) of the Exchange Act. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the disapproval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or is made in advance but takes effect during such period, (ii) six
(6) months before the Stock Award becomes taxable, or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

          12.5 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or in this Plan, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

          12.6   Listing and Other Conditions.

          (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application, or to effect or to maintain any qualification or registration under, the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

          (c)    Upon termination of any period of suspension under this
                 Section 12.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

          12.7 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.


          12.8 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries, nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

          12.9 Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

          12.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

          12.11 Death or Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

          12.12 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

          12.13 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

          12.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                                  Article XIII

                             EFFECTIVE DATE OF PLAN

          The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Common Stock of the Company within one (1) year after the Plan is adopted. Any grants of Awards hereunder prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by stockholders. If the Plan is not approved by the Company's stockholders, the Plan shall terminate and all Options and Awards granted under the Plan shall terminate and become null and void.


                                  Article XIV

                                  TERM OF PLAN

          No Non-Qualified Stock Option or Stock Appreciation Right shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is adopted but Awards granted prior to such tenth anniversary may extend beyond that date.


                                   Article XV

                                  NAME OF PLAN

This Plan shall be known as "Lone Star Industries, Inc. 1996 Long Term Incentive Plan."

                                                                      Appendix B





                           LONE STAR INDUSTRIES, INC.
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS





       ________________________________________________________________
       ________________________________________________________________



                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                             EFFECTIVE JULY 1, 1996


       ________________________________________________________________
       ________________________________________________________________

                           LONE STAR INDUSTRIES, INC.
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

Section                                                                                  Page
- -------                                                                                  ----

1.   Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.   Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

4.   Deferral of Retainer Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.   Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

6.   Rights of Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

7.   Non-Transferability of Rights under the Plan   . . . . . . . . . . . . . . . . . .   7

8.   Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

9.   Agreements with Participants   . . . . . . . . . . . . . . . . . . . . . . . . . .   8

10.  Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11.  No Employment Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

12.  No Funding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

13.  Termination, Amendment and Modification  . . . . . . . . . . . . . . . . . . . . .   9

14.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

15.  Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

16.  Headings and Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

18.  Approval of Board and Stockholders   . . . . . . . . . . . . . . . . . . . . . . .  11

                           LONE STAR INDUSTRIES, INC.
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

       ________________________________________________________________
       ________________________________________________________________


                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


       ________________________________________________________________
       ________________________________________________________________

1.       PURPOSE

         The purpose of the Lone Star Industries, Inc. Voluntary Deferred Compensation Plan for Non-Employee Directors is to provide the directors with the opportunity to defer all or a portion of their annual retainer fees, thereby assisting Lone Star Industries, Inc. in attracting, retaining and motivating the best qualified directors.

2.       DEFINITIONS

         Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.


         (a)     "Administrator" shall mean the Committee.

         (b)     "Board" shall mean the Board of Directors of the Company.

         (c) "Cash Retainer Fee" shall mean the $10,000 annual cash fee provided to a Participant.

         (d) "Committee" shall mean the Compensation and Stock Option Committee of the Company's Board of Directors, or such other individual or committee as may be appointed by the Board or, if no Committee is appointed, the Board.

         (e) "Common Stock" shall mean common stock of the Company, par value $1.00 per share.

         (f) "Common Stock Retainer Fee" shall mean the four hundred (400) shares of Common Stock annually provided to a Participant, which shall be adjusted to reflect stock splits, stock dividends, consolidations or similar recapitalizations.

         (g) "Company" shall mean Lone Star Industries, Inc. or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

         (h) "Deferral Period" shall mean, with regard to each deferral elected by the Participant, the period commencing upon any applicable deferral under this Plan and ending on the Participant's Retirement.

         (i) "Deferred Retainer Fees" shall mean the amount of Retainer Fees deferred by a Participant pursuant to Section 4.

         (j)     "Effective Date" shall mean July 1, 1996.

         (k)     "Exchange Act" shall mean the Securities Exchange Act of 1934.

         (l) "Fair Market Value" for purposes of this Plan, shall mean, as of any date, the last sales price (or, if sales prices are not so reported, the average of the closing bid and asked price) per share reported (for composite transactions, if applicable) for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc. its Fair Market Value shall be set in good faith by the Administrator on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).

         (m) "Interest Account" shall mean an investment account bearing interest, compounded monthly (based on the average daily balance of such account), at the prime rate of interest as stated in the Wall Street Journal or, in the event such prime rate is no longer published, such other prime rate as specified by the Administrator.

         (n) "Participant" shall mean a non-employee director of the Company on or after the Effective Date.

         (o) "Phantom Share" shall mean a unit which is the hypothetical equivalent of a share of Common Stock.

         (p) "Phantom Stock Account" shall mean an investment account which contains hypothetical shares of Common Stock. All cash dividends that would be received on such hypothetical shares shall be reinvested automatically in the Phantom Stock Account. In the event of a stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, the number and value of the Phantom Shares held in each Participant's Phantom Stock Account shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Board in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

         (q) "Plan" shall mean this Lone Star Industries, Inc. Voluntary Deferred Compensation Plan For Non-Employee Directors, as it may be amended or restated from time to time.

         (r) "Plan Year" shall mean the calendar year; provided the first year Plan year shall commence on the Effective Date and end on December 31, 1996.

         (s) "Retainer Fee(s)" shall mean the Cash Retainer Fee and the Common Stock Retainer Fee received by the Participant for service on the Board as a director during the Plan Year, payable quarterly in arrears.

         (t) "Retirement" or "Retires" shall mean a Participant terminating service as a director on the Board, whether by reason of death, disability, retirement or other termination.

3.       ADMINISTRATION

         (a) The Plan shall be administered by the Administrator. All powers and functions of the Administrator may at any time and from time to time be exercised by the Board.

         (b) The Administrator shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Administrator, in his discretion, deems necessary or desirable for administering the Plan.

         (c) The Administrator may designate other employees of the Company or competent professional advisors to assist the Administrator in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on behalf of the Administrator.

         (d) The Administrator may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Administrator and any person designated pursuant to paragraph (c) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws, the Administrator (or former Administrator), and each person designated pursuant to paragraph (c) above, shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company, which approval will not be unreasonably withheld) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Administrator or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

         (e) All costs and expenses involved in administering the Plan as provided herein, or incident thereto, shall be borne by the Company.

         (f) All determinations by the Administrator with respect to the administration of the Plan shall be in the sole discretion of the Administrator based on the Plan document and other relevant documents, and all such determinations shall be final and binding upon all interested parties, including the Participant, his executor, administrator or other personal representative or designated beneficiary, and the Company.

4.       DEFERRAL OF RETAINER FEES

         (a) Deferral Election. (i) A Participant may elect to defer all or any specified portion of the Participant's Retainer Fees with respect to any Plan Year. The Participant's Phantom Stock Account will be credited with that number of Phantom Shares as is equal to the number of shares of Common Stock that would have been received as Common Stock Retainer Fees on the date such Common Stock Retainer Fees would otherwise have been paid. The Participant's Interest Account shall be credited with the amount of deferred Cash Retainer Fees allocated to such account by the Participant on the date such Deferred Cash Retainer Fees would otherwise have been paid.

                          (ii) If a cash dividend is paid on the Common Stock, then a Participant's Phantom Stock Account shall be credited, on the date such cash dividend is paid, with the number of additional whole and fractional Phantom Shares as is derived by dividing (x) the product of the number of whole and fractional Phantom Shares then in such Phantom Stock Account and the per share cash dividend amount by (y) the Fair Market Value on the dividend payment date.

         (b)     Timing and Manner of Deferral.

                 (i) Any election to defer payment of all or a portion of the Retainer Fees payable with respect to any Plan Year shall be made by the Participant in writing to the Administrator on or before the December 31 preceding such Plan Year, and shall apply on a pro rata basis with respect to the entire amount of Retainer Fees earned for such Plan Year, whenever payable, or on such other basis as may be agreed to by the Company; provided that a

                          Participant's initial election must be made prior to June 30, 1996 to become effective July 1, 1996.

                 (ii) Any written election, which shall be made in a manner determined by the Administrator, shall establish (x) the dollar amount of Cash Retainer Fees to be allocated to his or her Interest Account; and (y) the number of shares of Common Stock to be allocated to his or her Phantom Stock Account.

         (c) No Transfer of Deferred Fees. A Participant shall have no right to transfer all or any portion of his or her Deferred Retainer Fees between the Phantom Stock Account and Interest Account.

         (d) Mid-Year Participation. An individual who becomes a Participant after the date by which an election would otherwise be required to be made hereunder with respect to a Plan Year may elect to defer payment of all or a portion of the Retainer Fees to be paid with respect to that Plan Year by making an election, in the form required hereunder, within thirty (30) days after the individual becomes a Participant and such election shall be effective with respect to Retainer Fees allocable to the portion of such Plan Year beginning on the first day of the month following the date of the election.

         (e) Irrevocable Election. An election to defer Retainer Fees hereunder (including, without limitation, the basis on which such deferral is to be made) is irrevocable and is valid only for the Plan Year following the election. If no new election is made with respect to any subsequent Plan Year, the Retainer Fees paid with respect to such Plan Years shall not be deferred under the Plan.

         (f) Employee Directors. If a Participant becomes an employee of the Company but remains a director, he may not make any future deferrals under the Plan. Any Retainer Fees already deferred under the Plan shall continue to be deferred until the end of such Participant's Deferral Period.

         (g) Plan Provisions Control. A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan except as provided in the Plan.





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
5.       DISTRIBUTION

         Upon a Participant's Retirement, the Participant shall receive a cash lump sum distribution equal to:

         (a) the value of the whole and fractional Phantom Shares in his or her Phantom Stock Account as of the date of the Participant's Retirement, based on the Fair Market Value on such date; plus

         (b) the aggregate amount credited to his or her Interest Account as of the date of the Participant's Retirement.

         If a Participant's Retirement is due to his or her death, the Participant's designated beneficiary shall receive a lump sum distribution pursuant to (a) and (b) above as soon as practicable after the Participant's death.

6.       RIGHTS OF PARTICIPANTS

         Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company, the Administrator and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Deferred Retainer Fees allocated to a Phantom Stock Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant, his or her executor, administrator or other personal representative or designated beneficiary. If and to the extent that any Participant or his or her executor, administrator, or other personal representative or designated beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

7.       NON-TRANSFERABILITY OF RIGHTS UNDER THE PLAN

         No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by a Participant, except as provided herein.





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
8.       BENEFICIARY

         (a) Subject to applicable law, each Participant shall have the right to file with the Company, to the attention of the Administrator or such person as may be designated by the Administrator, a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may from time to time revoke or change his or her beneficiary by filing a new designation with the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received and acknowledged by the Administrator prior to the Participant's death.

         (b) If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon the Participant's death shall be made to the Participant's estate. If the Administrator is in doubt as to the right of any person to receive any amount, the Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Administrator, the Board and the Company therefor.

         (c) Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Administrator, the Board, the Company and all other parties with respect thereto.

9.       AGREEMENTS WITH PARTICIPANTS

         Each Participant shall be required to enter into an election agreement with the Company which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company (through the Administrator), including any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.





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
10.      WITHHOLDING TAXES

         The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Administrator may prescribe.

11.      NO EMPLOYMENT RIGHTS

         Nothing in the Plan or any booklet or other document describing or referring to the Plan shall be deemed to impose any obligations on the Company to retain any Participant as a director or impose any obligation on the part of any Participant to remain as a director of the Company.

12.      NO FUNDING OBLIGATION

         The Plan shall not be construed to require the Company to fund any of the benefits payable under the Plan or to set aside or earmark any monies or other assets specifically for payments under the Plan.

13.      TERMINATION, AMENDMENT AND MODIFICATION

         (a)     Plan Amendment or Discontinuance.

                 The Board may from time to time amend, modify or discontinue the Plan or any provision hereof; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. No such amendment or termination shall impair the rights of any Participant with respect to previously deferred Retainer Fees without such Participant's consent, and no amendment shall be effective if such amendment would (i) cause the Plan not to qualify as a formula plan under Rule 16b-3 or (ii) would require shareholder approval under Rule 166-3.





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
         (b)     Cessation of Future Deferrals.

                 The Board may direct at any time that Participants shall no longer be permitted to make future deferrals of Retainer Fees under the Plan.

         (c)     Plan Termination.

                 A majority of the Board may terminate the Plan at any time. Notwithstanding anything contained herein, upon termination of the Plan, all deferred amounts shall be distributed as soon as practicable following the date of termination to each Participant as set forth in Section 5, provided that such distribution shall not be made if it would cause any interest under the Plan to be deemed a derivative security under
                 Section 16 of the Securities Exchange Act of 1934. In the event that deferred amounts may not be distributed at any time following termination of the Plan, distributions to Participants shall be made at the end of each Participant's Deferral Period. Except as set forth above, no amendment to or discontinuance or termination of the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant with respect to amounts previously credited to the Participant under the Plan. The Plan shall continue until terminated by the Board.

14.      NOTICES

         Each Participant shall be responsible for furnishing the Administrator with the current and proper address for the mailing of notices and the delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

15.      SEVERABILITY OF PROVISIONS

         If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.





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
16.      HEADINGS AND CAPTIONS

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

17.      SHARES OF COMMON STOCK

         Shares of Common Stock awarded under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company.

18.      APPROVAL OF BOARD AND STOCKHOLDERS

         The Plan shall be approved by the Board and the Company's stockholders prior to becoming effective.





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